Exhibit 10.3
VERSUM MATERIALS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
for
NON-EMPLOYEE DIRECTORS

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS (the “Agreement”) is entered into as of the Grant Date (as defined in Annex A) by and between Versum Materials, Inc. (the “Company”) and Grantee (as defined in Annex A), a non-employee member of the Company’s Board of Directors (the “Board”).

WHEREAS, the Company has adopted and the stockholders have approved the Versum Materials Inc. Amended and Restated Long-Term Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference; and

WHEREAS, the Board has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant to the Grantee, as compensation for service on the Board, time-based restricted stock units as provided for hereunder (the “RSUs”), payable in Shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), pursuant to the Plan.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Notice of Grant. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee the number of RSUs indicated on a Notice of Grant in the form attached hereto as Annex A, which Notice of Grant is incorporated herein by reference. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement or in the Notice of Grant have the meanings set forth in the Plan. This Agreement is subject to the terms of the Plan, as the Plan may be amended from time to time. The RSUs granted herein constitute an Award within the meaning of the Plan. Each RSU represents the right to receive one Share of Common Stock.

2. Vesting and Settlement.

(a)     RSUs. The vesting of the RSUs shall be subject to the conditions set forth in this Section 2(a):
(i) Vesting.
(A)     Unless otherwise provided in this Agreement, provided that the Grantee remains on the Board Company through the applicable Vesting Date (as defined below), the Grantee shall vest in the RSUs on the earlier of (i) one year following the Grant Date and (ii) the date immediately prior to the Company’s next regular annual meeting of Stockholders (such date, the “Vesting Date”).
(B)     Unless otherwise determined by the Committee, if, prior to a Vesting Date (and absent the occurrence of a Change in Control), the Grantee’s service on the Board ends for any reason other than due to the Grantee’s death or Disability, then a number of RSUs (rounded down to the nearest whole number) shall immediately vest on a pro rata basis equal to the total number of RSUs granted on the Grant Date multiplied by a fraction the numerator of which is equal to the number of full months that have elapsed from the Grant Date and the denominator of which is 12, and any remaining portion of the RSUs shall be forfeited. The date of termination of Board service shall be deemed to be the Vesting Date for such pro-rata portion for the purposes of Section 2(a)(ii).
(C)     If, prior to a Vesting Date (and absent the occurrence of a Change in Control), the Grantee’s service on the Board ends due to the Grantee’s death or Disability, then any outstanding unvested RSUs shall immediately vest and the date of such termination of Board service shall be deemed to be the Vesting Date for the purposes of Section 2(a)(ii).

(ii) Settlement. Promptly after the Vesting Date (but in no event later than 60 days following such date) the Company shall distribute to the Grantee the number of Shares of Common Stock equal to the number of RSUs that vested in accordance with Section 2(a). Any RSUs that do not vest in accordance with Section 2(a) shall be forfeited by the Grantee without consideration and this Agreement shall terminate without payment in respect thereof.

(b)     Change in Control. Notwithstanding anything set forth in Section 2(a), in the event of a Change in Control, the following rules shall apply with respect to the RSUs granted hereunder in lieu of the provisions of Section 2(a):
(i)     Unless otherwise determined by the Committee, if a Change in Control occurs prior to the Vesting Date and the Grantee remains on the Board of the Company or acquirer thereof following the completion of such Change in Control, then the RSUs shall be converted into a right to receive a cash payment equal to the sum of (x) the product of (1) the number of RSUs outstanding and (2) the CIC Per Share Price (such product, the “CIC Cash Value”)  and (y) an amount equal to the interest on the CIC Cash Value at a rate equal to LIBOR plus 2.0% per annum, computed on the basis of a year of 364 days, calculated daily for each day following the closing date of the Change in Control transaction through the date immediately preceding the date on which such cash payment becomes vested (the sum of clauses (x) and (y), the “CIC Settlement Amount”). Subject to the provisions of Section 2(b)(ii) below, the CIC Settlement Amount shall vest and settle as described in Section 2(a)(i), so long as the Grantee continues on the Board of the Company or acquirer thereof in the Change in Control through the Vesting Date.
(ii)     Notwithstanding anything in this Agreement to the contrary, if the Grantee’s service on the Board of the Company or acquirer thereof ends for any reason on or following a Change in Control and prior to the Vesting Date (a “Qualifying Termination”), the Grantee shall immediately vest in the remaining unvested CIC Settlement Amount, and the CIC Settlement Amount shall be paid to the Grantee within ten business days following such termination date. In the event that, pursuant to Section 2(b)(i), the Committee determines that, upon a Change in Control, the RSUs shall remain outstanding as the right to receive Shares or be converted into a right to receive shares of the successor corporation or an affiliate, then, upon a Qualifying Termination, the Grantee’s RSUs or replacement units outstanding on such date will be cancelled in exchange for a cash payment equal to the product of (x) the total number of shares of common stock underlying such outstanding RSUs or replacement units and (y) the per share fair market value of such common stock on the date of the Qualifying Termination.

3.     Dividend Equivalents. With respect to each cash dividend or distribution (if any) paid with respect to Common Stock to holders of record on and after the Grant Date, an additional number of RSUs shall be accrued on the books and records of the Company, in an amount equal to the quotient of (a) the product of (i) the amount of such dividend or distribution paid with respect to one share of Common Stock, multiplied by (ii) the number of RSUs granted hereunder then held by the Grantee divided by (b) the Fair Market Value on the applicable dividend record date.  At such time(s) thereafter as the Grantee receives a distribution of Shares of Common Stock in respect of his or her vested RSUs granted hereunder pursuant to the applicable provision of Section 2, the Company shall also distribute to the Grantee a number of Shares of Common Stock equal to the additional number of RSUs accrued under this Section 3 that relate to the vested RSUs in respect of which such distribution of Shares is otherwise being made.  In the event of any stock dividend, the provisions of Section 10 of the Plan shall apply to the RSUs.

4.     Limitation on Obligations. The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Grantee of Shares of Common Stock on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, except as otherwise expressly provided for herein. The RSUs shall not be secured by any specific assets of the Company or any of its subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

5. Rights as a Stockholder. The Grantee shall not have any rights of a common stockholder of the Company unless and until the Grantee receives the Shares of Common Stock pursuant to Section 2. As soon as practicable following the date that the Grantee becomes entitled to receive the Shares of Common Stock pursuant to Section 2, certificates for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) shall be issued to the Grantee or to the Grantee’s legal guardian or representative.

6.     Transferability. The RSUs may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of, and shall not be subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any such awards to be so subjected shall not be recognized.  The Shares of Common Stock acquired by the Grantee pursuant to Section 2 of this Agreement may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with applicable securities laws.

7.     No Right to Continued Service as a Director. Nothing contained in this Agreement shall be deemed to confer upon the Grantee any right to continue to serve as a member of the Board.

8.     Change in Capitalization. Except as provided in Section 2(b), in the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change in Control, or similar event, the provisions of Section 10 of the Plan shall govern the treatment of the RSUs.

9.     Securities Laws. Upon the delivery of any Common Stock to the Grantee, the Company may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  The delivery of the Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

10. Clawback; Forfeiture on Violation of Code of Ethics.

(a)     The Committee in its sole discretion may impose on the RSUs provided for in this Agreement, either through an amendment to the Plan or through a policy that upon adoption by the Committee will be incorporated into this Agreement by reference effective as of the date of such adoption, that the Grantee’s rights, payments, and benefits with respect to this Agreement shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions provided in this Agreement, as required by applicable law.

(b)     In the event that the Grantee fails to satisfy the Code of Ethics Requirement, all RSUs granted hereunder (to the extent not already previously forfeited) may be immediately forfeited by the Grantee without consideration based upon a determination by the Committee, and this Agreement shall terminate without payment in respect thereof.

11.     Section 409A of the Code. It is the Company’s intent that payments and benefits under this Agreement comply with Section 409A, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. In the event that it is reasonably determined by the Company that, as a result of the deferred compensation tax rules under Section 409A of the Code (and any related regulations or other pronouncements thereunder) (the “Deferred Compensation Tax Rules”), benefits that the Grantee is entitled to receive under the terms of this Agreement may not be made at the time contemplated by the terms hereof without causing Grantee to be subject to tax under the Deferred Compensation Tax Rules, (i) the Grantee shall not be considered to have terminated Board service for purposes hereof until the Grantee would be considered to have incurred a “separation from service” within the meaning of Section 409A and (ii) the Company shall, in lieu of providing such benefit when otherwise due under this Agreement, instead provide such benefit on the first day on which such provision would not result in the Grantee incurring any tax liability under the Deferred Compensation Tax Rules; which day, if the Grantee is a “specified Grantee” (within the meaning of the Deferred Compensation Tax Rules), shall, in the event the benefit to be provided is due to the Grantee’s “separation from service” (within the meaning of the Deferred Compensation Tax Rules) with the Company and its subsidiaries, be the first day following the six-month period beginning on the date of such separation from Board service. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of the Deferred Compensation Tax Rules, and any payments described in this Agreement that are due within the “short term deferral period” as defined in the Deferred Compensation Tax Rules shall not be treated as deferred compensation unless applicable law requires otherwise.

12.     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 13, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 13.  Any notice shall be deemed properly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid.

13.     Governing Law. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

14.     RSUs Subject to Plan. The RSUs shall be subject to all applicable terms and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of the Plan control.

15.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Taxes and Additional Matters. The Grantee, as a Non-Employee Director, is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the RSUs, and as such the Company has no withholding obligation associated with the RSUs. This Restricted Stock Unit Agreement for Non-Employee Directors is intended to comply with the applicable laws of any country or jurisdiction where RSUs are granted under the Plan, and all provisions hereof shall be construed in a manner to so comply.

17. Definitions.

(a)     “CIC Per Share Price” means the price paid for one Share of Common Stock in the Change in Control transaction (with the value of any security that is paid as consideration in the Change in Control determined by the Committee as of the date of such Change in Control).

(b)     “Code of Ethics Requirement” means the Grantee complies with the Company’s Code of Conduct as in effect from time to time.

(c)     “Confidential Information” means all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public proprietary and confidential information of the Company, its affiliates, subsidiaries, successors or assigns.

(d)     “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Grantee shall be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration.

(e)     “LIBOR” means the three-month London interbank offered rate as published in the Wall Street Journal on the business day following the closing date of the Change in Control transaction and each anniversary thereafter.

Appendix A

Notice of Grant
Restricted Stock Unit Agreement
for
Non-Employee Directors

The following member of the Board of Directors of Versum Materials, Inc. has been granted Restricted Stock Units in accordance with this Notice of Grant and the Restricted Stock Unit Agreement for Non-Employee Directors to which this Notice of Grant is attached.

The terms below have the meanings ascribed to them below when used in the Restricted Stock Unit Agreement for Non-Employee Directors.

Grantee: _________________________

Grant Date: _______________________

Aggregate Number of RSUs Granted: _______________________

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of Grant and the Restricted Stock Unit Agreement for Non-Employee Directors to which this Notice of Grant is attached, and execute this Notice of Grant and Restricted Stock Unit Agreement for Non-Employee Directors as of the Grant Date.

VERSUM MATERIALS, INC.
Grantee

By: _____________________________
Name:
Title:

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